SOUTHWESTERN BELL CORPORATION
           RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

I.     Purpose

The purpose of the Plan is to further align the financial interests of the Non-Employee Directors of Southwestern Bell Corporation with those of the Corporation's shareowners through the issuance of the Corporation's Common Stock to such Non-Employee Directors, and to help the Corporation attract and retain highly-qualified individuals to serve as Directors.

II.    Effective Date

The effective date of the Plan shall be August 1, 1994.

III.   Definitions

In this Plan, the following definitions apply:

(a)       "Board" means the Board of Directors of the Corporation.

(b) "Common Stock" or "Stock" means the common stock, $1 par value, of the Corporation.

(c) "Corporation" means Southwestern Bell Corporation, a Delaware corporation.

(d) "Director" means a member of the Board of Directors of the Corporation.

(e)       "Non-Employee Director" means any member of the Corporation's
          Board of Directors who, when he or she first became a Director of the Corporation, was not an employee of the Corporation or of any fifty percent or majority owned subsidiary of the Corporation.

(f) "Plan" means the Southwestern Bell Corporation Restricted Stock Plan for Non-Employee Directors.

(g) "Restricted Stock" means Common Stock of the Corporation which is subject to the restrictions provided in this Plan.

IV.    Eligibility

Participation in this Plan is limited to Non-Employee Directors.

V.     Awards

On the effective date of this Plan, each Non-Employee Director holding office on such date shall be granted an award of 1,000 shares of Restricted Stock. In addition, each Non-Employee Director who first becomes a Director after the effective date of the Plan shall, on the date of taking office, receive an award of 1,000 shares of Restricted Stock.


All Stock issued under this Plan shall be treasury Stock of the Corporation.

VI.    Restricted Stock

(a) Restrictions. During the period Stock granted under the Plan is restricted, the Stock shall not be transferable other than by will or the laws of descent and distribution. However, it is the intent of the Plan that all other attributes of ownership in such Restricted Stock, including the right to dividends and to vote the Restricted Stock, shall be immediately vested in the participants under the Plan.

(b) Duration of Restrictions. All Stock granted to a Director under the Plan will be issued in his or her name and shall be subject to the restrictions described herein for a period of five years from the issuance of such Stock or until the recipient ceases to be a Director, whichever occurs first. Unless otherwise provided by the Human Resources Committee of the Board, the Corporation shall hold the shares on behalf of the participants until all restrictions are removed. In the event any certificates are distributed to participants under the Plan before all restrictions are removed, the Corporation shall place a legend on such certificates containing or referring to the restrictions.

VII.   Taxes

The Corporation shall pay to each participant at the time of issuance of Stock under the Plan, or, at the election of the Human Resources Committee, to the appropriate tax authorities on behalf of each participant, an amount equal to the Federal tax liabilities, computed at the maximum individual Federal rates then applicable (based on residence and citizenship), including any tax surcharges, resulting from an award of Stock and payment of taxes under this Plan.

VIII.  Regulatory Compliance and Listing

The issuance or delivery of any shares of Stock under this Plan may be postponed by the Corporation for such period as may be required to comply with any applicable requirements under the Federal Securities Laws, any applicable listing requirements of any national securities exchange, or any requirements under any other law or regulation applicable to the issuance of such delivery of such shares. The Corporation shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

IX.    Change in Capitalization

In the event of a recapitalization, stock split, stock dividend or other change in capitalization affecting the shares, an appropriate adjustment shall be made by the administrator in the number of shares which may be issued under the Plan.

X.     Administration

The Human Resources Committee of the Board shall administer the Plan.

This Plan and all actions taken under it shall be governed by the laws of the State of Texas.

XI.    Amendment

The Board may from time to time amend this Plan or cancel future grants.